                                                                    EXHIBIT 4.12

                            AMENDMENT AGREEMENT NO. 3
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 10th day of February, 1999, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended by Amendment Agreement No. 1 dated as of March 12, 1998, and as further amended by Amendment Agreement No. 2 dated as of August 7, 1998, among such Lenders, Borrower and the Agent (the "Agreement") and the Lenders whose names are subscribed hereto.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $40,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all wholly-owned Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be amended by increasing the Total Revolving Credit Commitment to $65,000,000 and the Agent and the Lenders have agreed, subject to the terms and conditions hereof, to make such amendment, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The definition of "Applicable Margin" is hereby amended by deleting the table in such definition and inserting in lieu thereof the following table:


     ----------- ---------------------------------------------- ------------------------ ------------------------------
         Tier             Fixed Charges Coverage Ratio           Applicable Margin            Applicable Unused Fee
     =========== ============================================== ======================== ==============================



     ----------- ---------------------------------------------- ------------------------ ------------------------------
         I                           Greater than 2.00 to 1.00          0.625%                      0.200%
     =========== ============================================== ======================== ==============================
         II                          Greater than 1.75 to 1.00          0.875%                      0.250%
                        and equal to or less than 2.00 to 1.00
     =========== ============================================== ======================== ==============================
        III              Equal to or Greater than 1.50 to 1.00          1.250%                      0.300%
                        and equal to or less than 1.75 to 1.00
     ----------- ---------------------------------------------- ------------------------ ------------------------------


                  (b) The definition of "Joint Venture Investment" is hereby amended in its entirety so that as amended it reads as follows:

                   "Joint Venture Investment" means any Investment in an amount not to exceed $10,000,000 in any Fiscal Year by the Borrower with any other Person or Persons which Investment is made in order to permit the Borrower to make bids with respect to contracts for the providing of services by the Borrower of the type provided by the Borrower and its Subsidiaries as of the Closing Date."

                  (c) The definition of "Net Income Available for Fixed Charges" is hereby amended by adding the following phrase to the end of such definition:

         "; PROVIDED, HOWEVER, that with respect to an acquisition of a Subsidiary that is accounted for as a "purchase", for the four Four-Quarter Periods ending next following the date of such acquisition, all components of Net Income Available for Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on an historical pro forma basis as if such acquisition had been consummated as a "pooling of interests"."

                  (d) The definition of "Restricted Investment" is hereby amended by inserting a new paragraph (g) that reads "(g) Joint Venture Investments" and thereby causing existing paragraph (g) to be paragraph (h).

                  (e) The definition of "Total Revolving Credit Commitment" is hereby amended in its entirety so that as amended it reads as follows:

                  "Total Revolving Credit Commitment" means an amount equal to
         (i) $50,000,000 or (ii) at such time as EXHIBIT A hereto is amended by the entering into of an Amendment Agreement pursuant to SECTION 2.18 hereof, an amount equal to $65,000,000, as such amounts are reduced from time to time in accordance with SECTION 2.10."

                  (f) EXHIBIT A is hereby deleted in its entirety and the EXHIBIT A attached hereto is inserted in lieu thereof;

                  (g) EXHIBIT J attached hereto is hereby added to the Agreement as EXHIBIT J;

                 (h) A new SECTION 2.18 is hereby added to read as follows:


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

"2.18 AMENDMENT AGREEMENT. The Borrower, the Agent and an additional lender or lenders may enter into an Amendment Agreement without further approval of the Lenders substantially in the form of EXHIBIT J attached hereto and incorporated herein by reference pursuant to which the additional lender or lenders agree to provide the Borrower with Revolving Loans of up to $15,000,000 thereby increasing the Total Revolving Credit Commitment to $65,000,000."

                 (i) SECTION 7.07(b) is hereby amended by deleting the number "$15,000,000" at the end of such subsection and inserting in lieu thereof the number "$30,000,000".

                 (j) SECTION 7.11(a)(v) is hereby amended by deleting the phrase "other than any Joint Venture Investments".

                 (k) SECTION 7.11(b) is hereby amended in its entirety so that as amended it shall read as follows:

                 "(b) The Borrower will not make any Joint Venture Investment in any Fiscal Year if after giving effect thereto the aggregate value of all Joint Venture Investments of the Borrower and its Subsidiaries would exceed $10,000,000 in such Fiscal Year."

                 (l) SECTIONS 7.17(a)(1), 7.17(a)(2) and 7.17(a)(3) are hereby amended by inserting the words "and consolidating" following the word "consolidated" appearing in subsection (i) of each of the foregoing sections thereof.

        3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                 (a) The representations and warranties made by Borrower in
         Article VI of the Agreement are true on and as of the date hereof;

                 (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                 (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                 (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

        5. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent of the following:

                 (a) Five (5) counterparts of this Amendment Agreement duly executed by the Borrower and consented to by each of the Subsidiaries and receipt by the Agent of all fees and expenses due in connection with this Amendment Agreement.

                 (b) Notes executed in favor of each Lender in the amount of its Revolving Credit Commitment.

                 (c) An opinion of counsel for the Borrower in form and content acceptable to the Agent.

                 (d) Copies of resolution of the Board of Directors of each of the Borrower and its Subsidiaries authorizing the transaction contemplated by this Amendment Agreement; and

                 (e) Such other documents and instruments as the Agent may reasonably require.

        6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

        7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                                    BORROWER:

                                                    THE WACKENHUT CORPORATION

WITNESS:

/s/ MYFANWY BONILLA
---------------------------
                                                    By: /s/ MILDRED F. SMITH
                                                        -----------------------
                                                    Name:    Mildred F. Smith
                                                    Title:   Vice President

                                     GUARANTORS:

                                         AMERICAN GUARD AND ALERT, INCORPORATED
                                         TITANIA ADVERTISING, INCORPORATED
                                         TITANIA INSURANCE COMPANY OF AMERICA
                                         TUHNEKCAW, INC.
                                         WACKENHUT AIRLINE SERVICES, INC.
                                         WACKENHUT EDUCATIONAL SERVICES, INC.
                                         WACKENHUT FINANCIAL, INC.
                                         WACKENHUT INTERNATIONAL, INCORPORATED
                                         WACKENHUT OF NEVADA, INC.
                                         WACKENHUT PUERTO RICO, INC.
                                         WACKENHUT SERVICES, INCORPORATED
                                         WACKENHUT SERVICES LIMITED LIABILITY
                                           COMPANY
                                         WACKENHUT RESOURCES, INCORPORATED
                                         KING STAFFING, INC.
                                         SOUTHEASTERN RESOURCES, INC.
                                         WORKFORCE ALTERNATIVE, INC.
                                         KING TEMPORARY STAFFING, INC.
                                         WRI II, INC.
                                         PROFESSIONAL EMPLOYEE MANAGEMENT, INC.

WITNESS:

/s/ MYFANWY BONILLA                       By: /s/ MILDRED F. SMITH
---------------------------                   --------------------------------
                                              Name:   Mildred F. Smith
                                              Title:  Vice President

                                          NATIONSBANK, NATIONAL ASSOCIATION,
                                          as Agent for the Lenders

                                          By: /s/ JOHN E. WILLIAMS
                                              --------------------------------
                                          Name:   John E. Williams
                                          Title:  Senior Vice President




                                          NATIONSBANK, NATIONAL ASSOCIATION,
                                          as lender

                                          By: /s/ JOHN E. WILLIAMS
                                              --------------------------------
                                          Name:   John E. Williams
                                          Title:  Senior Vice President

                                           SCOTIABANC INC.

                                           By: /s/ FRANK F. SANDLER
                                              --------------------------------
                                           Name:   Frank F. Sandler
                                           Title:  Relationship Manager

                                          SUNTRUST BANK, SOUTH FLORIDA, N.A.

                                          By: /s/ WILLIAM H. CRAWFORD
                                              --------------------------------
                                          Name:    William H. Crawford
                                          Title:   Assistant Vice President

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                                    APPLICABLE
                                   REVOLVING CREDIT                 COMMITMENT
LENDER                               COMMITMENT                     PERCENTAGE
------                             ----------------                 ----------

NationsBank, N.A.                       $20,000,000

Scotiabanc Inc.                         $15,000,000

SunTrust Bank, South Florida, N.A.      $15,000,000
                                        -----------

Total                                   $50,000,000

                                    EXHIBIT J

                           Form of Amendment Agreement

                          AMENDMENT AGREEMENT NO. ____
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

        THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this ____ day of __________, ______, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended by Amendment Agreement No. 1 dated as of March 12, 1998, Amendment Agreement No. 2 dated as of August 7, 1998, and Amendment Agreement No. 3 dated as of February 10, 1999, among such Lenders, Borrower and the Agent (the "Agreement") and the Lender party to this Amendment Agreement.

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, the Borrower, the Agent, NationsBank, N.A., Scotiabanc Inc. and SunTrust Bank, South Florida, N.A. (the "Existing Lenders") have entered into the Agreement pursuant to which the Existing Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $50,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

        WHEREAS, ________________ (the "New Lender") has agreed to provide the Borrower Revolving Loans up to $15,000,000 thereby increasing the Total Revolving Credit Commitment to $65,000,000 and the parties hereto desire to amend the Agreement in the manner herein set forth effective as of the date hereof;

        NOW, THEREFORE, the Borrower, the Agent and the New Lender do hereby agree as follows:

        1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

        2. AMENDMENTS. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, by deleting EXHIBIT A and inserting in lieu thereof EXHIBIT A attached hereto, and the New Lender agrees by the execution of this Amendment Agreement that it shall be a party to the Agreement and shall provide to the Borrower its Revolving Credit Commitment.



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


        3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

           (a) The representations and warranties made by Borrower in Article VI of the Agreement are true on and as of the date hereof;

           (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

           (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

           (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

        4. CONDITIONS. As a condition to the effectiveness of this Amendment Agreement, the Borrower shall deliver, or cause to be delivered to the Agent, the following:

           (a) Five (5) executed counterparts of this Amendment Agreement duly; and

           (b) A fully-executed Note payable to the New Lender in the amount of the New Lender=s Revolving Credit Commitment.

        5. OTHER DOCUMENTS. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of the Borrower to enter into the transactions contemplated by this Amendment Agreement, in each case such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

        6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

        7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first written above.

                                      BORROWER:

                                      THE WACKENHUT CORPORATION

WITNESS:

                                       By:
--------------------------                -----------------------------------
                                       Name:
                                       Title:

                                      NATIONSBANK, NATIONAL ASSOCIATION,
                                      as Agent for the Lenders

                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:

                                           [INSERT NAME OF NEW LENDER]

By:
    ----------------------------
                                           Name:
                                           Title:

                                           Lending Office:

                                           --------------------------

                                           --------------------------

                                           --------------------------

                                           Wire Transfer Instructions:

                                           ---------------------------

                                           ---------------------------
                                           ABA #
                                                ----------------------
                                           Attention:
                                                     -----------------
                                           Reference:
                                                     -----------------

                                    EXHIBIT A

                        Applicable Commitment Percentages

                                                                 Applicable
LENDER                           Revolving Credit                Commitment
------

NationsBank, N.A.                    $20,000,000

Scotiabanc Inc.                      $15,000,000

SunTrust Bank, South Florida, N.A .  $15,000,000

[--------------------]               $15,000,000
                                     -----------

Total                                $65,000,000